UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C. 20549

                               FORM 8-K

                            CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d)
                OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) September 5, 2007

                 ART'S-WAY MANUFACTURING CO., INC.
       (Exact Name of Registrant As Specified In Its Charter)

                              Delaware
           State or Other Jurisdiction of Incorporation

	0-05131                              42-0920725
      (Commission                       (IRS Employer
        File No.)                     Identification Number)

                            P.O. Box 288
                       Armstrong, Iowa 50514
         (Address of Principal Executive Offices) (Zip Code)

                          (712) 864-3131
         (Registrant's Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4 (c))


                             Form 8-K

Items 2.01 and 7.01 Completion of Acquisition or Disposition of Assets;
                    Regulation FD Disclosure.

     On September 5, 2007, the Company completed its purchase of the hay and forage product lines of Miller-St. Nazianz Inc. The final purchase price paid for the assets was approximately $2.3 million. To fund the purchase the Company drew on its existing line of credit. The Company announced this purchase in a press release issued September 6, 2007, a copy of which is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01           Financial Statements and Exhibits.

     Pursuant to Item 9.01(a)(4) and (b)(2), any required financial statements will be filed within 71 calendar days after the filing of this report.

     Exhibit 99.1. Press Release issued by the Company on September 6, 2007, announcing the purchase transaction with Miller-St. Nazianz Inc.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1 referenced in Item 9.01, is being "furnished" pursuant to Item 7.01 of Form 8-K and, as such, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ART'S-WAY MANUFACTURING CO., INC.

Date: September 12, 2007             By: /s/ Carrie L. Majeski
                                             Carrie L. Majeski
                                             Chief Financial Officer